Exhibit 99.1
NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Acquires Channen Exploration Project in South Texas

  10,704-acre property is the sixth addition to the Company's South Texas hub-and-spoke production strategy.

  Property lies on-trend with the Company's recently acquired Burke Hollow Project in Bee County, and on-trend with several historic and two active in-situ recovery mines.

  Company plans to launch near-term drilling program.

Corpus Christi, TX, May 15, 2012 - Uranium Energy Corp. (NYSE MKT: UEC, the "Company" or "UEC") is pleased to announce that it has acquired the rights to explore for uranium on the Channen Project, a 10,704-acre property located in southern Goliad County, Texas (the "Project"). The project is situated on the Goliad trend within the prolific South Texas Uranium Belt, and is located approximately 50 miles to the southeast of the Company's Hobson uranium processing facility.

The Channen Project lies on-trend with and approximately 20 miles northeast of the recently acquired Burke Hollow Project in Bee County, and approximately 25 miles to the south of the Company's Goliad Project. The new property was initially identified after analyzing a group of logs exhibiting gamma-ray anomalies displaying uranium roll-front deposit type characteristics in several sandstone formations with information derived from the Company's extensive exploration database.

Company geologists are currently planning an aggressive exploration program to include a drilling campaign that will be initiated upon receipt of exploration permits from the Railroad Commission of Texas. It is anticipated that the drill program will initially consist of a statistical grid covering the entire 10,704-acre property.

Click through here to view a map that shows the Company's hub-and-spoke production plan in South Texas, including the location of the Channen Project in relation to the Company's processing facility and other projects: South Texas Projects.

The technical information in this news release has been reported in accordance with the Canadian regulatory requirements set out in National Instrument 43-101 and has been approved by Andrew Kurrus, P.G., Chief Geologist, Texas, for UEC, a qualified person under NI 43-101.

About Uranium Energy Corp.

Uranium Energy Corp. is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp.:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.